ADVANCED ID CORPORATION
AUTHORIZED EXCLUSIVE DISTRIBUTOR AGREEMENT

This Authorized Exclusive Distributor Agreement, along with any written purchase orders ("Purchase Orders") executed hereunder (collectively, the "Agreement") made this 15th September, 2007, by Kit Loong Tyre Management Sdn Bhd, #9, Jalan 201, Off Jalan Tandang, 40650 Petaling Jaya, Selangor, Malaysia (hereinafter called 'Distributor') and Advanced ID, 4500 5 Street, NE #200 Bay 6., Calgary, Alberta, Canada T2E 7C3 (hereinafter called 'AID').

WHEREAS AID supplies certain radio frequency identification ("RFID") products, software (the "Software"), tire inspection equipment and services (hereinafter collectively called "PRODUCTS" and defined in Appendix A);

WHEREAS, Distributor desires to partner and team with AID to market, promote and promulgate said PRODUCTS throughout the TERRITORY (as defined in Appendix A) for the parties mutual benefit; and

WHEREAS, Distributor proposes and desires to use its best efforts and resources to actively promote remarket, resell and/or sublicense said PRODUCTS to end-users in the TERRITORY.

NOW, THEREFORE, in consideration of the terms, mutual promises and agreements contained herein, the parties to hereby agree as follows:

Distributor License Terms

1.1 AID hereby grants, and DISTRIBUTOR accepts, a limited, exclusive, non-transferable, revocable license to resell, support and sublicense the PRODUCTS in accordance with the terms and conditions of this Agreement and solely within the TERRITORY. The "TERRITORY" shall consist of the specific geographic area detailed in Appendix A attached hereto. The TERRITORY may be revised by the agreement of both parties or by necessity. If by necessity, changes to the definition of TERRITORY should be effectuated by delivering a written Notice (as defined) to that effect either by hand delivery or via the mails; such Notice to be delivered at least sixty (60) days before such revision is to take affect.

The resale support and/or sublicensing of the PRODUCTS shall only be done by use of a Software Sublicense and Product Sales Agreement (the "Sales Agreement") between DISTRIBUTOR and the purchasing entity in the TERRITORY (the "Purchaser(s)"). Such Sales Agreement to include substantially similar terms and conditions as those detailed with no less protection of AID intellectual property than is afforded thereby.

Purchase Commitments, Pricing, Marketing, Sales and Support
-----------------------------------------------------------
Purchase Commitment

The DISTRIBUTOR hereby commits to purchase order and pay for, using best endeavors, the following amounts of PRODUCTS from AID in accordance with the corresponding timelines:



   - 25,000 tire tags and 20 readers and 50 Pneu-logic kits from AID during Contract Period One.
   - 250,000 tire tags and 120 readers and 100 Pneu-logic kits from AID during Contract Period Two.
   - 1,000,000 tire tags and 300 readers and 200 Pneu-logic kits from AID during Contract Period Three.

Pricing
-------
The DISTRIBUTOR may purchase PRODUCTS (and any required licenses thereto) of AID at the prices and upon the terms and conditions specified in the price lists and bulletins published by AID, which price lists and bulletins may be revised from time to time by AID upon notice to DISTRIBUTOR. The DISTRIBUTOR will be accorded such discounts or terms and conditions as the parties may from time to time mutually agree upon.

The parties agree that DISTRIBUTOR shall use Purchase Orders to purchase PRODUCTS (and any required licenses thereto) from AID. A Purchase Order, when signed by both parties, may contain terms and conditions mutually agreed upon by the parties that may supersede the terms and conditions of this Agreement for the specific sale of PRODUCTS (and any required licenses thereto) that the Purchase Order covers, however, Purchase Orders shall not amend this Agreement unless expressly designed to. Unless otherwise specified in a Purchase Order, payments thereon shall be net thirty (30) days from the invoice date, with a two percent (2%) discount applied to all payments received within 10 days of the invoice date.

DISTRIBUTOR shall be solely responsible for the pricing extended to, the invoicing of and collection of payment from the Purchaser. Nothing in this Subsection 2.2.3 shall be construed to condition payment to AID under a Purchase Order on the payment from a Purchaser to DISTRIBUTOR.

Marketing, Sales and Support Provisions
---------------------------------------
The DISTRIBUTOR agrees to use its best efforts to promote, re-market, resell and/or sublicense the PRODUCTS to the Purchasers in the TERRITORY, and periodically provide AID with written progress reports on such efforts in a format that is prescribed by and acceptable to AID.

The DISTRIBUTOR agrees to pay all of its expenses incurred in the performance of this Agreement, provided, however, that AID may reimburse the DISTRIBUTOR, at AID sole discretion, for certain expenses approved in writing.

AID agrees to cooperate with and assist where it can in DISTRIBUTOR'S promotions, marketing, sales and sublicensing efforts.

AID agrees to provide DISTRIBUTOR with one English version of the Operation and Set-up Manual for the PRODUCT (the "Manual"), and DISTRIBUTOR agrees to provide for and exercise the same intellectual property protection that AID does for its publications and shall not remove any copyright, trademark or patent notices affixed to the Manual by AID.

Confidential Information
------------------------
Each party hereby acknowledges that it may receive confidential information of the other party including without limitation, software, computer programs, correspondence, copies of invoices, lists of customers, specifications, flow charts, marketing plans, financial information, business plans and procedures, the terms of this Agreement, employee information, and other sensitive information relating the other party's business under this Agreement or otherwise (hereinafter referred to as "Confidential Information"). Confidential Information does not include (i) information independently developed by the recipient without reference to the other party's Confidential Information; (ii) information in the public domain through no wrongful act of the recipient, or (iii) information received by the recipient from a third party who was rightfully in possession of such information and had no obligation to refrain from disclosing it.

With respect to the other party's Confidential Information, and except as expressly authorized herein or as required by law, the recipient hereby agrees that during the term hereof, and at all times thereafter, it shall not use, commercialize or disclose such Confidential Information to any person or entity, except to its own employees having a "need to know" and to such other recipients as the other party may approve in writing. In no event shall either party attempt to decompile, disassemble or reverse engineer the other party's Confidential Information and any information discovered thereby shall also be treated as Confidential Information belonging exclusively to the other party. Each party shall use at least the same degree of care in safeguarding the other party's Confidential Information as it uses in safeguarding its own Confidential Information, but in no event shall less than reasonable diligence and care be exercised.

Acceptance of Orders
--------------------
AID MAY UPON FIFTEEN (15) DAYS notice and in good faith; decline to accept any order placed by DISTRIBUTOR. Additionally, AID expressly reserves the right to discontinue the production, development, sale or licensing of some, any or all the PRODUCTS, and, in its sole discretion, to allocate some, any or all its' PRODUCTS during periods of shortages.

The DISTRIBUTOR anticipates that it may incur certain extraordinary expenses involved with its efforts to introduce AID and the PRODUCTS in the TERRITORY. In recognition of this, AID hereby agrees that, for the duration of this Agreement, and for two (2) years thereafter (unless otherwise agreed to by the parties), AID will not directly or indirectly solicit, or offer the PRODUCTS to any Purchaser that DISTRIBUTOR sold any PRODUCTS to; Purchaser, for purposes of this Subsection 4.2, shall be limited in definition to include only the division and/or business group of the entity to which DISTRIBUTOR sold PRODUCTS.

It is expressly understood and agreed that in its performance hereunder, the DISTRIBUTOR shall act independently of AID, and, with the limited exception of the license to subcontract certain of the PRODUCTS under the Sales Agreement, shall not have the power to bind


AID in any manner, nor enter into any contract by or on behalf of AID. The DISTRIBUTOR covenants and agrees not to hold itself out as, or represent itself to be an agent to employee of AID.

5.   Representations and Warranties
-----------------------------------
Representations and Warranties of AID
-------------------------------------
AID warrants that it has clear title to the PRODUCTS.

AID warrants that any hardware, as provided with the PRODUCTS, complies with the regulations of, and has been approved by, the United States Federal Communications Commission.

All AID rates and fees are exclusive of any applicable sales, uses, value-added, or other federal, state or local taxes, or any import duties or tariffs imposed on the subject matter or transactions under this Agreement, and DISTRIBUTOR shall be responsible for all such taxes, duties and tariffs, except that AID shall be responsible for any corporate franchise taxes imposed on AID by law and for any taxes based on its net income or gross receipts.

THE WARRANTIES AND LIMITATIONS SET FORTH IN THIS SUBSECTION 5.1 CONSTITUTES THE ONLY WARRANTIES OF AID WITH RESPECT TO ANY OF THE PRODUCTS, THE SOFTWARE OR THEIR SUPPORT. SUCH WARRANTIES ARE IN LIEU OF, AND AID HEREBY DISCLAIMS, ALL OTHER WARRANTIES, STATUTORY OR OTHERWISE, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN ADDITION, UNDER NO CIRCUMSTANCES SHALL AID BE LIABLE FOR ANY SPECIAL, INCIDENTIAL, INDIRECT, STATUTORY, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OF ANY KIND WHATSOEVER, OR FOR ANY LOST PROFITS, BUSINESS OR REVENUE, LOSS OF USE OR GOODWILL, OR OTHER LOST ECONOMIC ADVANTAGE, ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE BREACH HEREOF, WHETHER SUCH CLAIMS ARE BASED ON BREACH OF CONTRACT, STRICT LIABILITY, TORT, ANY FEDERAL OR STATE STATUTORY CLAIM, OR ANY OTHER LEGAL THEORY, EVEN IF AID KNOW, SHOULD HAVE KNOWN, OR HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING LIMITATION SHALL SURVIVE AND APPLY EVEN IF ANY LIMITED REMEDY SPECIFIED IN THE AGREEMENT IS DETERMINED TO HAVE FAILED ITS ESSENTIAL PURPOSE.


Representations and Warranties of DISTRIBUTOR
---------------------------------------------
The DISTRIBUTOR represents and warrants that it is a Malaysian corporation, in good standing with that Country and has the necessary governmental approvals to conduct business in the TERRITORY.

The DISTRIBUTOR represents and warranted that it is not in violation of any order, judgment, injunction, award or decree binding upon it which violation, individually or in the aggregate, would have a material adverse effect to any of the terms and conditions of this Agreement. The DISTRIBUTOR also represents and warrants that it has to the best of its ability to date, and from hence forth shall comply, and will continue to comply in all material respects with all international, federal, state and local and/or foreign laws, ordinances, rules, regulations and orders (collectively, the "Laws") applicable to the conduct of its business or the ownership of its assets and properties, both in the United States and in all of the sovereign nations and territories of the TERRITORY, if any. DISTRIBUTOR further represents and warrants that there are no outstanding citations, fines or penalties that have been imposed or asserted against DISTRIBUTOR for any violation or alleged violation of the above referenced Laws.

DISTRIBUTOR represents and warrants that it is (and since the date of its formation has been) and shall continue to be in compliance with and current in the payment of all required international, federal, state, county, local, foreign, and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, withholding taxes, property taxes and import and export duties, whether or not measured in whole or in part by net income and all deficiencies, or other additions to tax, interest and penalties (hereinafter, "Taxes" or, individually, a "Tax"). DISTRIBUTOR does not know of any Tax deficiency or claim for additional Taxes or interest thereon or penalties in connection therewith, asserted or threatened to be asserted against DISTRIBUTOR by any taxing authority. Except as provided for in Subsection 5.1.3 DISTRIBUTOR represents and warrants that it alone shall be responsible for all such Taxes associated with this Agreement.

DISTRIBUTOR represents and warrants that it currently has in full force and effect, will continue to have in full force and effect and shall obtain when necessary all licenses, permits, franchises, orders or approvals of any governmental entity that are required for the operation of DISTRIBUTOR'S business and/or the use, sale and/or licensing of the PRODUCTS as contemplated by this Agreement, with such exceptions as would not have, individually or in the aggregate, a material adverse effect on the terms and conditions hereof. All personnel of DISTRIBUTOR also have material licenses, permits, franchises, orders or approvals of any governmental entity and from any professional organization that are required for the operation of DISTRIBUTOR'S business and/or the use, sale and/or licensing of the PRODUCTS as contemplated by this Agreement, with such exceptions as would not have, individually or in the aggregate, a material adverse effect on the terms and conditions hereof (collectively, with the items in the previous sentence, "Permits").

Further, and not in preclusion of any other subsection under this Subsection 5.2 or elsewhere, DISTRIBUTOR represents and warrants that it will, at its own expense, comply with all applicable United States and foreign laws and regulations applicable to DISTRIBUTOR in the exercise of its rights and obligations under this Agreement. More specifically, DISTRIBUTOR shall comply fully with any and all governmental laws, statutes, ordinances, administrative orders, rules or regulations having any and all relation to its duties under this Agreement, and shall procure all licenses and pay all fees and other charges required thereby. DISTRIBUTOR shall not, nor shall DISTRIBUTOR authorize or permit its employees, agents, or otherwise to, export or re-export any of the PRODUCTS, any of AID Confidential Information or any of AID proprietary property in any form, in whole or in part, to any country specified as a prohibited destination in applicable international, federal, state and local laws, regulations and ordinances, including the Regulations of the U.S. Department of Commerce (including, but not limited to, the rules and regulations governing exports of encryption technology in software as administered by the Bureau of Export Administration ("BXA") in the U.S. Department of Commerce under the Export Administration Regulations and/or the U.S. State Department, without first obtaining any requisite U.S. government approvals by application made through AID. This Subsection 5.2.5 shall remain in effect beyond the termination or expiration of this Agreement and shall apply to DISTRIBUTOR'S successors and assigns, if any. Any violation by DISTRIBUTOR of any governmental export, import or any of the Laws will be considered a material breach of this Agreement.


Indemnifications
----------------
By AID
------
AID will indemnify, defend and hold harmless DISTRIBUTOR from all costs and expenses (including reasonable attorneys' fees and court costs) arising from a third party claim against DISTRIBUTOR based on an actual:

Material breach of AID'S representations and warranties:

   - Acts or omissions constituting gross negligence or willful misconduct, committed by AID.

   - Failure by AID to comply with applicable governmental laws and regulations; or

   - Subject to Subsection 5.1.4, infringement by AID of any United States patent, United States copyright, United States trademark, United States trade secret or other United States intellectual property right.

This Section 6.1 shall not apply to claims arising as a result of DISTRIBUTOR'S improper use, sale or sublicensing of AID PRODUCTS.

By DISTRIBUTOR
--------------
DISTRIBUTOR will indemnify, defend and hold harmless AID from all costs and expenses (including reasonable attorney's fees and court costs) arising from a third party claim against AID based on an actual or alleged:

Failure by DISTRIBUTOR to perform its obligations under the Agreement, unless such failure is a direct result of an action by AID;

Breach of DISTRIBUTOR'S representations and warranties;

Act or omission constituting gross negligence or willful misconduct, committed by DISTRIBUTOR;

Failure by DISTRIBUTOR to comply with any and all applicable governmental laws and regulations;

Infringement by DISTRIBUTOR (or any property or data provided by DISTRIBUTOR with the PRODUCTS) of any patent, copyright, trademark, trade secret or other intellectual property right of a third party or parties; OR

Infringement by DISTRIBUTOR of any patent, copyright, trademark, trade secret or other intellectual property right of a third party or parties due to the misuse and/or improper sale or licensing of any of the PRODUCTS.

6.3 If a claim covered under this Section 6 appears likely or is made, the party against whom the claim is made will promptly provide the other party with Notice of such claim.

Term of Agreement and Notice of Breach
--------------------------------------
Term of Agreement
-----------------
This initial term of this Agreement shall be for twelve (12) months, and such term will automatically renew for additional twelve (12) month periods unless one party gives Notice to the other of its intention not to renew sixty (60) days before the expiration of the initial term or any renewal term.

In the event of a breach of the Agreement, the non-breaching party may terminate this Agreement by written Notice, such termination to take affect not less than fifteen (15) days from the date of Notice unless the breaching party cures the breach to the reasonable satisfaction of the non-breaching party.

This Agreement may be terminated at any time, with or without cause, by either party hereto, by written Notice given to the other party not less than sixty (60) days prior to the effective date of such termination.

Non-Solicitation
----------------
Except as provided under the Agreement, party shall not directly or indirectly solicit or offer employment to, or directly or indirectly accept services, by an employee or contractor of the other party, during the term of the Agreement and for one (1) year thereafter, without the prior written consent of the other party. For purposes of the Agreement, use of general employment advertising and independent employment agencies, if not directed at one or more of the other party's employees, shall not constitute solicitation.

Miscellaneous
-------------
Notices
-------
Except as separately provided for or required herein, any notice or other communication required or permitted hereunder ("Notice") shall be in writing and shall be delivered personally, telegraphed, telexed, and sent by facsimile transmission with confirmation retained or sent by certified, registered or express mail, postage prepaid. Any such Notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission with confirmation retained or, if mailed, three days after the date of deposit with the United States Postal Service, as follows:



If to AID to:                                If to a DISTRIBUTOR:

Attention:  Dan Finch-CEO     Attention: Kenneth The
                                         Executive Director
  Address:  4500 5 Street NE   Address:  #9, Jalan 201
            #200 Bay 6                   Off Jalan Tandang
            Calgary, Alberta,            40650 Petaling Jaya Selangor
            Canada T2E 7C3               Malaysia
            Tel:  403-264-6300           Tel:  603-7787-7663
            Fax:  403-263-2055           Fax:  603-7787-7668

Entire Agreement
----------------
This Agreement (including the Appendices), any Purchase Orders executed in connection hereto and any collateral agreements executed in connection with the consummation of the transaction contemplated herein, contain the entire agreement among the parties with respect to subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

Waivers and Amendments:
----------------------
Non-Contractual Remedies; Preservation of Remedies
--------------------------------------------------
This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity except where this Agreement expressly provides otherwise.

Force Majeure
-------------
A party shall be relieved from an obligation (other than the obligation to make payments or an obligation relating to proprietary rights or confidentiality) while a cause, outside of its reasonable control, and that it cannot reasonably circumvent, prevents the performance of such obligation.

Governing Law
-------------
This Agreement shall be governed and construed in accordance with the international laws, exclusive of its choice of law rules.

Binding Effect:  Assignment
---------------------------
This Agreement shall be binding upon and inure to the benefit of the parties of their respective successors to rights and assets, as well as any legal representatives. This Agreement is not assignable except (i) for DISTRIBUTOR, with prior written consent of AID, such consent not to be unreasonably withheld; (ii) by operation of law, (iii) by AID to any of its affiliates, or (iv) in connection with the merger, consolidation or sale of all or substantially all of its business or assets of AID.

Counterparts
------------
This Agreement may be executed by the parties hereto in separate counterparts; each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

Appendices and Exhibits
-----------------------
The Appendices, Exhibits and any future Purchase Orders executed in connection herewith are a part of this Agreement as if fully set for the herein. All references herein to Sections, subsections, clauses, Appendices, Exhibits and/or Purchase Orders shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

Headings and Severability
-------------------------
The headings of this Agreement are for reference only, and shall not affect the interpretation of this Agreement. If any provision of the Agreement is held to be unenforceable, all remaining provisions shall remain in full force and effect.

Media Release and Public Disclosure
-----------------------------------
AID and DISTRIBUTOR agree that any public disclosure of the existence of this Agreement and the subsequent product launches and major media events will be made by mutual consent in writing.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first above written.

ADVANCED ID CORPORATION        KIT LOONG TYRE MANAGEMENT SDN BHD


X  /s/Dan Finch                 X  /s/Kenneth Teh
--------------------------      ----------------------------
Name: Dan Finch                 Name:  Kenneth Teh
Title: President/CEO            Title: Executive Director




Appendix A

Products, Territory and Exclusivity

Capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement between AID and DISTRIBUTOR.

Except as otherwise provided for herein, AID hereby grants, on an exclusive basis, specifically identified countries below as the GEOGRAPHIC TERRITORY, the following TERRITORY to DISTRIBUTOR under this Agreement, provided, however that such exclusivity pertains ONLY to the sale and/or licensing of the PRODUCTS to the entities and specific uses identified below. AID acknowledges and agrees that it is the intention of both parties to preserve the exclusivity granted to DISTRIBUTOR.
AID agrees in good faith to use all reasonable efforts to preserve the exclusivity granted to DISTRIBUTOR.

GEOGRAPHIC TERRITORY: The Country of Greater China (mainland China, Hong Kong, Macau and Taiwan), and ASEAN countries (Malaysia, Singapore, Brunei, Thailand. Indonesia, Philippines, Vietnam, Cambodia, Laos and Myammar)

The exclusivity granted above shall pertain to the following applications specifically for tire products.

Tire tags, tire patches, tire tapes and associated UHF RFID readers for tire identification, track, trace and inventory (supply chain) applications.

Products included will be tags, patches, tapes, readers, and software.

Pneu-logic hardware, tools, and software.

The exclusivity granted above shall not include

Sale of Pneu-logic hardware, tools, and software by AID's and/or Pneu-logic's Resellers appointed prior to this agreement to multinational customers that may have presence in the TERRITORY

Sale of Pneu-logic hardware, tools, tire tags, tire patches, tire tapes, readers, and software by AID to the top ten global tyre manufacturers in the TERRITORY

Any notations, clarifications, or changes to the above shall be designated on a mutually approved basis, shall be in writing and shall be signed by both parties.

Terms and Conditions for Exclusivity and Contract Periods

DISTRIBUTOR shall maintain annually the exclusivity with respect to the TERRITORY by meeting the purchase requirements0 as set forth Section
2.1 of the agreement.  Specifically:

Contract Period One: DISTRIBUTOR shall have the exclusivity from the date of this Agreement through December 31, 2008 provided, however, that the DISTRIBUTOR purchases and pays for the minimum purchased requirements of Section 2.1.1 of the Agreement.

Contract Period Two: DISTRIBUTOR shall have exclusivity from January 1, 2009 through December 31, 2009 provided, however, that the DISTRIBUTOR purchases and pays for the minimum purchased requirements of section 2.1.2 of the Agreement.

Contract Period Three: DISTRIBUTOR shall have exclusivity from January 1, 2010 through December 31, 2010 provided, however, that the DISTRIBUTOR purchases and pays for the minimum purchased requirements of section 2.1.3 of the Agreement.